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                                                                   EXHIBIT 10.57

                              TERMINATION AGREEMENT

         This Termination Agreement (this "Agreement") is executed 27 November, 2003 between the following two parties.

PARTY A:          Shanghai Linktone Consulting Co., Ltd.
ADDRESS:          F6, Ganglu Square , No.18, Xizang Road, Shanghai

PARTY B:          Du Minsheng
ADDRESS:          Room 601, No. 10, Lane 288, Macao Road, Shanghai


         1. WHEREAS, Party A and Party B executed the loan agreement (the "the Loan Agreement") in April 28th, 2003.

         2.WHEREAS, Party A and Party B intent to terminate the the Loan Agreement.

         NOW THEREFORE, both parties agree as follows:

1. Party A and Party B agree to terminate the Loan Agreement and the the Loan Agreement shall terminate automatically upon this Agreement coming into effect.

2. Rights and obligations of Party A and Party B under the Loan Agreement shall terminate upon the termination of the Loan Agreement.

3.       This Agreement shall be effective as of the date of execution.

4. This Agreement shall be governed by the laws of People's Republic of China.

5. This Agreement is executed by Chinese and English in duplicate, and in case of confliction, the Chinese version shall prevail.

PARTY A: SHANGHAI LINKTONE CONSULTING CO., LTD.

Representative: /s/ Jun Wu

PARTY B: /s/ Du Minsheng

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